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                                  Exhibit 10.3

                                 BEPARIKO BIOCOM

                                 PROMISSORY NOTE
                                    SERIES I



Date: APRIL 20, 2001                                $100,000




         FOR VALUE RECEIVED, the undersigned, BEPARIKO BIOCOM (the "Borrower"), incorporated under the laws of Nevada, PROMISES TO PAY to or to the order of
                    (the "Lender"), at such place in _____________ as the Lender may designate, the principal amount of $100,000 on or before the date (the "Due Date") which is the earlier of (i) September 1, 2001, and (ii) the date that the Borrower completes the acquisition (the "Acquisition") of all the issued shares of Global Genomics Capital, Inc. ("GGC"), plus interest on such principal at the rate, calculated in the manner and payable at the times specified in this Note.

         The principal amount from time to time unpaid and outstanding hereunder shall bear interest, both before and after default and before and after judgment, at the rate of 10% per annum. Interest at such rate shall accrue daily and be calculated on the basis of the actual number of days elapsed in a year of 365, and shall be payable on the Due Date. Overdue interest shall bear interest at the same rate, calculated as aforesaid.

         Upon the written request by the Lender, accompanied by this Note and a duly executed subscription agreement for shares of common stock of the Borrower, the Borrower will set-off all, but not less than all, of the principal amount then owing under this Note against the Lender's obligation to pay the subscription price pursuant to the subscription agreement. Any such set-off will be subject to the following terms and conditions:

     a) the effect of the set-off will be to deem the principal amount then outstanding hereunder to be paid in full effective on the date of execution of the subscription agreement. Interest will cease to accrue on the principal amount so set-off on the date of execution of the subscription agreement. Subject to the Borrower complying with paragraph (b) below this Note will be deemed to have been paid in full and cancelled;

     b) the set-off of principal against the Lender's obligation to pay the subscription price pursuant to the subscription agreement will occur at the rate of $2.50 per share of common stock. The Borrower shall allot and issue 40,000 shares of common stock of the Borrower. No fractional shares will be issued. Certificates for the shares will be issued in the name of the Lender and will be delivered to the Lender together with a cheque for any accrued and unpaid interest on the principal amount so set-off, within ___ days of execution and delivery of the subscription agreement; and

     c) any shares of common stock issued by the Borrower pursuant to a subscription agreement delivered together with this Note as aforesaid may be subject to hold period requirements imposed by the applicable regulatory authorities, which may include a requirement that the certificates issued in respect of those securities bear a legend confirming the applicable trading restrictions.

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In the event of any:

     a) subdivision of the shares of common stock of the Borrower (as such common stock is constituted on the date hereof) into a greater number of shares of common stock while this Note is outstanding, the number of shares which may be acquired upon any subscription paid for by way of set-off as contemplated by this Note shall thereafter be deemed to be subdivided in like manner and the set-off rate adjusted accordingly, and any subscription by the Lender for units contemplated by this Note shall be deemed to be a subscription for units including shares of common stock of the Borrower as subdivided;

     b) consolidation of the shares of common stock of the Borrower (as such shares are constituted on the date hereof) into a lesser number of shares while this Note is outstanding, the number of shares which may be acquired upon any subscription paid for by way of set-off as contemplated by this Note shall thereafter be deemed to be consolidated in like manner and the set-off rate adjusted accordingly, and any subscription by the Lender for units contemplated by this Note shall be deemed to be a subscription for units including shares of common stock of the Borrower as consolidated; and

     c) capital reorganization or reclassification of the shares of common stock of the Borrower or the merger or amalgamation of the Borrower with another corporation at any time while this Note is outstanding, the Borrower shall thereafter deliver at the time of any subscription paid for by way of set-off as contemplated by this Note the number of shares the Lender would have been entitled to receive in respect of the principal amount so set-off had the set-off occurred before such capital reorganization or reclassification of the shares of common stock of the Borrower or the merger or amalgamation of the Borrower with another corporation.

         In addition, the Borrowers shall grant 50,000 $2.50 Common Stock Purchase Warrants to purchase a like number of shares of the common stock of Bepariko BioCom.

         This Note is one of a series of ______similar Promissory Notes designated as Series I issued by the Borrower for the purpose enabling the Borrower to advance funds aggregating up to $500,000 to GGC pending completion of the Financing.

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         As security for its obligations hereunder the Borrower hereby grants to the Lender a security interest in the promissory note dated as of _____________, 2001 made between GGC, as borrower, and the Borrower, as lender, in respect of the advances to be made to GGC. The security interest hereby granted shall rank pari passu with the security interests granted pursuant to the other Series I Notes.

IN WITNESS WHEREOF the Borrower has executed this Note this 20th day of April, 2001.

BEPARIKO BIOCOM



Per:
     -----------------------------------
     Authorized Signatory


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